Exhibit (j)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Trustees of Ivy Fund

We hereby consent to the use in this Post-Effective Amendment No. 114 to the registration statement on Form N-1A of Ivy Fund (File No. 2-17613) (the "Registration Statement") of our report dated March 15, 2000, relating to the Statement of Assets and Liabilities at March 14, 2000 of the Ivy Cundill Value Fund and the Ivy Next Wave Internet Fund, which appear in such Registration Statement. We also consent to the reference to us under the heading "Auditors" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP


Fort Lauderdale, Florida
April 17, 2000